UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

June 19, 2011

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreement.

Stock Purchase Agreement

On June 19, 2011, The PNC Financial Services Group, Inc. (“PNC”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Royal Bank of Canada and RBC USA Holdco Corporation collectively, (“RBC”). Upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, PNC will purchase from RBC 100% of the issued and outstanding shares of RBC Bank (USA) (the “Stock Purchase”), a bank chartered under the laws of the State of North Carolina (“RBC Bank”) for $3.45 billion, or $112 million discount to tangible book value. This purchase price is subject to a post-closing adjustment based on the tangible net asset value of RBC Bank as of the closing of the Stock Purchase. Under the terms of the Stock Purchase Agreement, PNC has the option to pay a portion of the purchase price using shares of PNC common stock, par value $5.00 per share (the “PNC Common Stock”), with the remainder of the purchase price to be paid in cash. In no event will the amount of shares of PNC Common Stock, if any, issued to RBC in the Stock Purchase exceed the lesser of (a) $1 billion worth of such shares (according to a weighted average valuation of such shares determined prior to closing) and (b) 4.9% of the total number of shares of PNC Common Stock issued and outstanding immediately following the closing of the Stock Purchase. Immediately following the closing of the Stock Purchase, PNC intends to merge RBC Bank with and into PNC Bank, National Association, an indirect wholly owned subsidiary of PNC (“PNC Bank”), with PNC Bank continuing as the surviving entity.

The completion of the Stock Purchase is subject to certain conditions, including, among others, the receipt of required governmental approvals, the absence of any injunction or other legal prohibition on the completion of the Stock Purchase, the accuracy of the representations and warranties of the other party (generally subject to a material adverse effect standard), material compliance by the other party with its obligations under the Stock Purchase Agreement and the transfer of certain assets and liabilities out of RBC Bank prior to closing.

RBC has entered into covenants in the Stock Purchase Agreement, including, among others, covenants (i) to cause RBC Bank to operate in the ordinary course of business consistent with past practice, and not to enter into certain types of transactions, between the execution of the Stock Purchase Agreement and the closing of the Stock Purchase, (ii) not to solicit alternative acquisition proposals relating to RBC Bank, (iii) to use reasonable best efforts to obtain any necessary regulatory consents, and (iv) subject to certain exceptions, not to (a) engage in specified activities competitive with the business of RBC Bank in the geographic areas where RBC Bank conducts its business for three years following the closing of the Stock Purchase or (b) solicit or hire any employees of RBC Bank for 18 months following the closing of the Stock Purchase.

PNC also entered into covenants in the Stock Purchase Agreement, including, among others, covenants (i) to use reasonable best efforts to obtain any necessary regulatory consents, (ii) to take certain actions to register with the Securities and Exchange Commission and to list with the New York Stock Exchange any shares of PNC Common Stock issued to RBC in the Stock Purchase, and (iii) subject to certain exceptions contained in the Stock Purchase Agreement, not to (a) use certain types of information contained in RBC Bank-customer information files obtained by PNC to knowingly induce certain RBC Bank customers being retained by RBC to terminate their relationship with RBC, or actively solicit such customers for branch banking services, in each case for three years following the closing of the Stock Purchase, or (b) solicit or hire any RBC Bank employees retained by RBC for 18 months following the closing of the Stock Purchase.

The Stock Purchase Agreement contains representations and warranties of RBC, including, among others, with respect to consents and approvals of regulatory agencies, financial statements and absence of undisclosed liabilities, material contracts, financial statements, absence of a material adverse effect, books and records, internal controls, compliance with laws, derivative instruments, litigation, employee benefits, taxes, insurance, intellectual property, extensions of credit, environmental matters and sufficiency of assets. PNC has also made certain representations and warranties in the Stock Purchase Agreement, including, among others, with respect to consents and approvals of regulatory agencies, financial wherewithal to pay the purchase price, compliance with law, absence of agreements with regulatory agencies, investment intent, financial statements, absence of a material adverse effect, books and records, internal controls, compliance with laws, derivative instruments, litigation, taxes, insurance and intellectual property.

The Stock Purchase Agreement contains indemnification obligations of each party with respect to breaches of representations, warranties and covenants and certain other specified matters. In the event that PNC elects not to issue shares of PNC Common Stock to RBC in the Stock Purchase, certain of its representations and warranties will be excluded for purposes of the indemnification provisions set forth in the Stock Purchase Agreement.

The Stock Purchase Agreement contains certain termination rights for PNC and RBC, as the case may be, applicable upon, among other events, (i) the Stock Purchase having not been completed on or prior to June 30, 2012, or (ii) a breach by the other party that is not or cannot be cured within 45 days’ notice of such breach or is not capable of being cured by June 30, 2012.

The foregoing description of the Stock Purchase and the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference. The Stock Purchase Agreement and the above description of the Stock Purchase Agreement have been included to provide investors and security holders with information regarding the terms of the Stock Purchase Agreement. It is not intended to provide any other factual information about PNC, RBC or their respective subsidiaries and affiliates. The Stock Purchase Agreement contains representations and warranties of each of PNC, on the one hand, and RBC, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Stock Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Stock Purchase Agreement. In addition, such representations and warranties may apply standards of materiality in a way that is different from what may be viewed as material by security holders of, or other investors in, PNC or RBC. Moreover, the representations and warranties in the Stock Purchase Agreement were used for the purpose of allocating risk between PNC, on the one hand, and RBC, on the other hand. Security holders and investors are not third-party beneficiaries under the Stock Purchase Agreement. Accordingly, you should read the representations and warranties in the Stock Purchase Agreement not in isolation but only in conjunction with the other information about PNC and RBC, or any of their respective subsidiaries or affiliates that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission, and you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of RBC Bank, PNC or RBC, or any of their respective subsidiaries or affiliates.

Purchase and Sale Agreement

In connection with the entry into the Stock Purchase Agreement, on June 19, 2011, PNC, PNC Bank, Royal Bank of Canada and RBC Bank (Georgia), National Association, an indirect wholly-owned subsidiary of RBC (“RBC Georgia”), entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”), pursuant to which, simultaneous with the Stock Purchase, PNC Bank will purchase from RBC Georgia a specified portfolio of RBC Bank-related credit card receivables (the “Portfolio Purchase”). The completion of the

Portfolio Purchase is subject to certain conditions, including, among others, the conditions to the Stock Purchase having been satisfied, the receipt of required governmental approvals, the absence of any injunction or other legal prohibition on the completion of the Portfolio Purchase, the accuracy of the representations and warranties of the other party (generally subject to a material adverse effect standard), and material compliance by the other party with its obligations under the Purchase and Sale Agreement.

Item 7.01.	Regulation FD Disclosure.

On June 20, 2011, PNC issued a press release announcing the execution of the Stock Purchase Agreement and held a conference call with investors regarding the announcement. PNC also provided electronic presentation slides on its website used in connection with the related conference call. Copies of PNC’s press release and electronic presentation slides are attached as Exhibits 99.1 and 99.2 to this Report, respectively.

In accordance with general instruction B.2 of Form 8-K, the information in this report (including exhibits) that is being furnished pursuant to Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act, as amended, or otherwise subject to liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of June 19, 2011, among The PNC Financial Services Group, Inc., RBC USA Holdco Corporation and Royal Bank of Canada (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Press Release issued by The PNC Financial Services Group, Inc., dated June 20, 2011.

99.2	Electronic presentation slides for related June 20, 2011 investor call.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)

Date: June 20, 2011	By:	/S/ GREGORY H. KOZICH
	Name:	Gregory H. Kozich
	Title:	Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of June 19, 2011, among The PNC Financial Services Group, Inc., RBC USA Holdco Corporation and Royal Bank of Canada (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Press Release issued by The PNC Financial Services Group, Inc., dated June 20, 2011.

99.2	Electronic presentation slides for related June 20, 2011 investor call.